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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement, Amendment No. 1 (Form S-4/A No. 333-57318) and related Prospectus of Three Rivers Bancorp, Inc. for the registration of 2,233,997 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the consolidated financial statements of Three Rivers Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 2, 2001